UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 17, 2010

China Intelligent Lighting and Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53018	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29 & 31, Huanzhen Road, Shuikou Town, Huizhou, Guangdong, People’s Republic of China 516005

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3138511

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2010, China Intelligent Lighting and Electronics, Inc. (the “Company”) effected a grant of stock options to purchase 25,000 shares of commons stock to Kui (Kevin) Jiang.  The stock option grant was approved by the Board of Directors of the Company at the time of Mr. Jiang’s appointment as the Chief Financial Officer of the Company on May 5, 2010 and the execution of the employment agreement with Mr. Jiang on May 5, 2010, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2010.  Pursuant to the employment agreement and form of stock option agreement that will be entered into by and between Mr. Jiang and the Company, a form of which is attached hereto as Exhibit 10.1, the stock options to purchase 25,000 shares of the Company’s common stock will have an exercise price equal to the Company’s public offering price of $3.00 per share (the “Options”) on June 17, 2010 (the “Effective Date”).  The Options will vest in equal installments every three months over a period of 12 months.

The Options will expire five years from the date of grant, provided, however, that Mr. Jiang remains continuously employed by the Company during the applicable five-year period.  If Mr. Jiang is terminated without Cause (as defined in the stock option agreement) or Mr. Jiang terminates his employment for Good Reason (as defined in the stock option agreement), then all of the Options that are not vested will immediately vest on the date of termination.  All Options that are vested at the time of termination of employment must be exercised within 30 days of termination, provided, however, that the Options may be immediately cancelled by the Company if Mr. Jiang’s employment is terminated for Cause.

Item 7.01	Regulation FD Disclosure.

On June 17, 2010, the Company issued a press release announcing the pricing of its public offering of 3,350,000 shares of the Company’s common stock.  A copy of the press release is attached hereto as Exhibit 99.2 and the information therein is incorporated herein by reference.

On June 21, 2010, the Company issued a press release announcing the grant of the Options to Mr. Jiang.  A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Option Agreement dated June 17, 2010 by and between the Company and Kui (Kevin) Jiang.
99.1	Press Release regarding option grant dated June 21, 2010.
99.2	Press Release regarding pricing of public offering dated June 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting and Electronics, Inc.

Dated: June 21, 2010	By:	/s/ Li Xuemei
	Name:	Li Xuemei
	Title:	Chief Executive Officer